Exhibit 10.1


                 FOURTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

       This Fourth Amendment and Waiver to Credit Agreement (herein, the "Amendment") is entered into as of February 29, 2008, among CalAmp Corp., a Delaware corporation (the "Borrower"), the lenders party hereto (herein, the "Lenders"), and Bank of Montreal, as administrative agent for the Lenders (the "Administrative Agent").

                             PRELIMINARY STATEMENTS:

      A. The Borrower, certain subsidiaries of the Borrower, as guarantors, the Administrative Agent, and the other Lenders have entered into that certain Credit Agreement dated as of May 26, 2006 (such Credit Agreement, as the same has been or may be amended, modified or restated from time to time, hereinafter referred to as the "Credit Agreement"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

      B. The Borrower has requested that the Lenders (i) waive certain existing defaults, (ii) make $1,000,000 available to the Borrower for Revolving Loans and Letters of Credit (but such Letters of Credit shall not support or collateralize performance bonds) and terminate the remaining Revolving Credit Commitments such that the Revolving Commitments aggregate $3,375,000 after giving effect to this Amendment, and (iii) make certain other amendments to the Credit Agreement, and the Lenders are willing to so waive and so amend the Credit Agreement, all in the manner and on the terms and conditions hereinafter set forth.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  WAIVER.

       The Borrower has disclosed to the Lenders that it was in default of Sections 8.21(a) (Total Leverage Ratio), 8.21(b) (Net Worth) and 8.21(c) (Fixed Charge Coverage Ratio) of the Credit Agreement as of June 2, 2007, August 31, 2007 and November 30, 2007 (collectively, the "Existing Defaults"). The Borrower hereby requests that the Lenders waive the Existing Defaults, and, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders hereby waive the Existing Defaults. The waivers set forth herein shall not extend to any matters or time periods other than as set forth above.

SECTION 2.  AMENDMENTS.

       Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1. Section 1.8(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:


      Section 1.8.  Maturity of Loans.
      (a) Scheduled Payments of Term Loans. The Borrower shall make principal payments on the Term Loans in installments on the last day of each March, June, September, and December in each year, with the amount of each such principal installment to equal the amount set forth in Column B below shown opposite of the relevant due date as set forth in Column A below:

                  COLUMN A                 COLUMN B

                                     SCHEDULED PRINCIPAL
                PAYMENT DATE        PAYMENT ON TERM LOANS

                   03/31/08                $750,000
                   06/30/08                $750,000
                   09/30/08                $750,000
                   12/31/08                $750,000
                   03/31/09              $1,250,000

           , it being agreed that the final payment of both principal and interest not previously paid on the Term Loans shall be due and payable on June 30, 2009 (the "Term Loan Maturity Date"). Each such principal payment shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.

2.2. Section 1.9 (Prepayments) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

      (c) Any amount of Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the remaining amortization payments on the Term Loans in inverse order of maturity; provided however, that the mandatory prepayments made by virtue of the first three payments received on account of the MIR3, Inc. note shall be applied to the principal installment due March 31, 2008. For further clarity, all subsequent payments on the MIR3, Inc. note shall be applied to the remaining amortization payments on the Term Loan in inverse order of maturity.

2.3. Section 2.1 of the Credit Agreement shall be amended by adding new subsections (d), (e) and (f) to read as follows:

      (d) Exit Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their respective Percentages an exit fee of $500,000 which shall be fully earned on the Fourth Amendment Effective Date and shall be due and payable on the Revolving Credit Termination Date; provided, however, (i) if the Obligations are paid in full on or before December 31, 2008, such fee shall be forgiven, and (ii) if the Borrower receives at least $5,000,000 of new cash equity or cash proceeds of Subordinated Debt on or before December 31, 2008, then such fee shall be reduced to $300,000.

      (e) Default Interest Prior to Fourth Amendment Effective Date. The amount of interest accrued by virtue of the imposition of the default rate of interest pursuant to Section 1.10 hereof through the Fourth Amendment Effective Date was $204,086 (the "Default Interest Amount"). The Borrower acknowledges and agrees that the Default Interest Amount is justly and truly owing by the Borrower without defense, offset or counterclaim and is due and payable on the Revolving Credit Termination Date; provided, however (i) if the Obligations are paid in full on or before December 31, 2008, the Default Interest Amount shall be forgiven, and (ii) if the Borrower receives at least $5,000,000 of new cash equity or cash proceeds of Subordinated Debt on or before December 31, 2008, then the Default Interest Amount shall be reduced to by 40%.

      (f) Audit Fees. The Borrower shall pay to the Administrative Agent for its own use and benefit charges for audits of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default and Event of Default, the Borrower shall not be required to pay the Administrative Agent for more than two (2) such audits per calendar year.

2.4. The definition of "Applicable Margin" appearing in Section 5.1 of the Credit Agreement shall be amended by replacing the table therein with the following:


                     APPLICABLE      APPLICABLE     APPLICABLE       APPLICABLE
                     MARGIN FOR      MARGIN FOR     MARGIN FOR       MARGIN FOR
                     BASE RATE        EURODOLLAR      BASE RATE       EURODOLLAR
                    LOANS UNDER       LOANS UNDER    LOANS UNDER      LOANS UNDER
                  TERM CREDIT AND    TERM CREDIT     REVOLVING        REVOLVING
         TOTAL     REIMBURSEMENT    AND LETTER OF   CREDIT AND       CREDIT AND
       LEVERAGE     OBLIGATIONS      CREDIT FEE    REIMBURSEMENT       LETTER
        RATIO      FOR EXISTING      FOR EXISTING   OBLIGATIONS      OF CREDIT     APPLICABLE
       FOR SUCH      LETTERS OF      LETTERS OF      FOR NEW         FEE FOR NEW   MARGIN FOR
        PRICING       CREDIT           CREDIT        LETTERS          LETTERS      COMMITMENT
LEVEL    DATE        SHALL BE:        SHALL BE:     OF CREDIT        OF CREDIT    FEE SHALL BE:

  I    Greater than    0.750%           1.750%         2.00%           3.00%         0.250%
       or equal to
       2.25 to 1.0

 II    Less than       0.625%           1.625%         2.00%           3.00%         0.225%
       2.25 to 1.0,
       but greater
       than or equal
       to 1.75 to 1.0

III    Less than 1.75   0.500%          1.500%         2.00%           3.00%         0.200%
       to 1.0, but
       greater than
       or equal to
       1.25 to 1.0

 IV    Less than        0.500%          1.375%         2.00%           3.00%         0.175%
       1.25 to 1.0,
       but greater
       than or equal
       to 1.00 to 1.0

  V    Less than 1.00   0.500%          1.250%         2.00%           3.00%         0.150%
       to 1.0


2.5. The definition of Revolving Credit Commitment shall be amended by restating the last sentence thereof to read as follows:

      The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $3,375,000 on the Fourth Amendment Effective Date.

2.6.  The definition of Revolving Credit Termination Date appearing in
Section 5.1 shall be amended and restated in its entirety to read as follows:

      "Revolving Credit Termination Date" means June 30, 2009, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.13, 9.2 or 9.3 hereof.

2.7. Section 5.1 of the Credit Agreement shall be amended by adding the following new definitions in appropriate alphabetical sequence:

      "Existing Letters of Credit" means those Letters of Credit identified on Schedule 5.1 attached hereto and made a part hereof.

      "Fourth Amendment Effective Date" means the date upon which all of the conditions precedent to the effectiveness of the Fourth Amendment and Waiver to this Agreement have been satisfied or waived to the satisfaction of the Administrative Agent.

2.8. Section 6.4 of the Credit Agreement (Use of Proceeds; Margin Stock) shall be amended by adding a proviso at the end hereof to read as follows:

      "; provided, however, that the Revolving Credit may not be used to support or collateralize any performance bonds."

2.9. Section 8.5 of the Credit Agreement shall be amended by (i) replacing clause (k) to read as set forth below, (ii) replacing the period at the end of clause (n) with "; and", and (iii) adding a new clause (o) to read as set forth below:

      (k) No later than Monday of each week (beginning August 20, 2007), the Borrower shall provide to the Administrative Agent and the Lenders a cash balance report (reflecting actual cash receipts and cash disbursements of the Borrower and its Subsidiaries from the prior week, projected cash receipts and cash disbursements of the Borrower and its Subsidiaries for such week and a 13-week cash balance forecast showing projected cash receipts and cash disbursements of the Borrower and its Subsidiaries over the following 13-week period, together with a reconciliation of actual cash receipts and cash disbursements of the Borrower and its Subsidiaries from the prior week against the cash balance forecast previously furnished to the Administrative Agent and the Lenders and showing any deviations on a cumulative basis), prepared by the Borrower and in form and substance, and with such detail, as the Administrative Agent may request;

      (o) No later than 20 calendar days after the last day of each fiscal month, the Borrower shall provide to the Administrative Agent and the Lenders (i) a report of revenues for such fiscal month broken out by division and otherwise in form and substance satisfactory to the Administrative Agent, (ii) an accounts receivable aging list for the ten (10) largest Receivables at such time and (iii) a copy of the consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of such fiscal month and the consolidating statement of income of the Borrower and its Subsidiaries for such fiscal month and for the year-to-date period then ended showing results of operations for each business unit, each in reasonable detail and each accompanied by comparative figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent, and showing variance of such actual results of operations from the most recent forecast delivered to the Administrative Agent."

2.10. Section 8.21 (Financial Covenants) shall be amended and restated in its entirety to read as follows:

      Section 8.21.   Financial Covenants.

      (a)  Total Leverage Ratio.  Reserved.

      (b)  Tangible Net Worth.  Reserved

      (c)  Fixed Charge Coverage Ratio.  Reserved.

      (d) Minimum EBITDA. The Borrower shall not, as of the last day of each period set forth below, permit EBITDA for such period to be less than:

                                                 EBITDA SHALL
                       PERIOD                 NOT BE LESS THAN:

              3 Months ending 5/31/2008           ($604,000)

              6 Months ending 8/30/2008            $801,000

             9 Months ending 11/29/2008          $2,918,000

             12 Months ending 2/28/2009          $6,020,000

             12 Months ending 5/30/2009         $10,026,000

      (e) Minimum Sales of Wireless DataCom Division. As of the last day of each fiscal month set forth below, the Borrower shall not permit sales of the Wireless DataCom Division for the past two
            (2) months to be less than:

                                         SALES OF WIRELESS DIVISION SHALL
                  FISCAL MONTH ENDING             NOT BE LESS THAN:

                      4/26/2008                        $9,616,000
                      5/31/2008                       $10,646,000
                      6/28/2008                       $11,418,000
                      7/26/2008                       $12,030,000
                      8/30/2008                       $13,144,000
                      9/27/2008                       $13,159,000
                     10/25/2008                       $12,949,000
                     11/29/2008                       $13,217,000
                     12/27/2008                       $12,525,000
                      1/24/2009                       $12,507,000
                      2/28/2009                       $13,597,000
                      3/28/2009                       $13,086,000
                      4/25/2009                       $12,930,000
                      5/30/2009                       $14,061,000


2.11. Section 9 of the Credit Agreement shall be amended by deleting the period at the end of clause (k) and replacing it with "; or" and adding a new clause (l) to read as follows:

      (l) Echostar extends the final authorization/clearance for shipment of new generation hardware (e.g., DPP Triple) by the Borrower beyond June 30, 2008.

2.12. Schedule 1 to the Credit Agreement shall be amended in its entirety to read as set forth on Schedule 1 attached hereto.

SECTION 3.  CONDITIONS PRECEDENT.

       The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Borrower, the Administrative Agent and the Lenders shall have executed and delivered this Amendment.

3.2. The Administrative Agent shall have received and approved a quarterly forecast for the Borrower and its Subsidiaries through August 31, 2009.

3.3. The Administrative Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Administrative Agent or its counsel may reasonably request.

3.4. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

3.5. The Guarantors shall have executed their reaffirmation, acknowledgment, and consent in the space provided for that purpose below.

3.6. The Borrower shall have paid any invoices for professional services rendered on behalf of the Administrative Agent, including legal fees.

3.7. $3,778,078 (plus accrued interest thereon) held in an escrow account by the Administrative Agent from proceeds of the TelAlert sale shall be applied to the several installments of the Term Loans in inverse order of maturity, except that to the extent the escrow account includes amounts collected by Borrower on the MIR3 note, such amounts will be applied to the Term Loan principal payment due on March 31, 2008.

SECTION 4.  REPRESENTATIONS.

       In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof after giving effect to this Amendment the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects, except to the extent the same expressly relate to an earlier date (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5.  MISCELLANEOUS.

5.1. The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent certain Collateral Documents and the Borrower hereby, and the Guarantors by signing below, acknowledge and agree, that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders, the obligations of the Borrower and the Guarantors thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.3. The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of New York.

5.5. FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE LENDERS IN THIS AGREEMENT, THE BORROWER HEREBY RELEASES THE ADMINISTRATIVE AGENT AND EACH LENDER, ITS CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE "RELEASED PARTIES") OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH THE BORROWER HAS OR EVER HAD AGAINST THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF THE EXISTING FINANCING ARRANGEMENTS BETWEEN THE BORROWER AND THE LENDERS, AND THE BORROWER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT DOES NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH THE BORROWER HEREBY EXPRESSLY WAIVES.



                            [SIGNATURE PAGE TO FOLLOW]

This Fourth Amendment and Waiver to Credit Agreement is entered into as of the date and year first above written.

"BORROWER"
CALAMP CORP.

By     /s/ Richard K. Vitelle
      _____________________________
       Name:  Richard K. Vitelle
       Title:  Vice President of Finance

    Accepted and agreed to by the Lenders.


"LENDERS"

BANK OF MONTREAL, acting through its Chicago Branch, in its individual capacity as a Lender, as L/C Issuer, and as Administrative Agent

By     /s/ Geoffrey R. McConnell
    _______________________________
      Name:  Geoffrey R. McConnell
      Title: Managing Director


UNION BANK OF CALIFORNIA, N.A.

By     /s/ Daniel J. Isenberg
    __________________________
      Name:  Daniel J. Isenberg
      Title: Vice President


BANK OF THE WEST

By     /s/ Carrie Lee
    __________________________
      Name:  Carrie Lee
      Title: Vice President

           REAFFIRMATION, ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS

       Each of the undersigned, the Guarantors, heretofore executed and delivered to the Administrative Agent, on behalf of the Lenders, the Credit Agreement or an Additional Guarantor Supplement. Each of the undersigned hereby consents to the Fourth Amendment and Waiver to Credit Agreement (the "Amendment") set forth above and confirms that its Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Lenders are relying on the assurances provided herein in entering into the Amendment.

"GUARANTORS"

CALAMP SOLUTIONS HOLDINGS, INC.

By   /s/ Sheri Davis
    __________________________
      Name:   Sheri Davis
      Title:  President


CALAMP SOLUTIONS, INC.

By   /s/ Sheri Davis
    __________________________
      Name:   Sheri Davis
      Title:  President


DATARADIO HOLDINGS, INC.

By  /s/ Garo Sarkissian
    __________________________
      Name:  Garo Sarkissian
      Title: President


DATARADIO CORPORATION

By   /s/ Michael Burdiek
    __________________________
      Name:  Michael Burdiek
      Title: President


DATARADIO COR LTD.

By   /s/ Richard Vitelle
    __________________________
      Name:  Richard Vitelle
      Title: Treasurer

                               SCHEDULE 1
                               COMMITMENTS


                                TERM LOAN BALANCE AS OF
                                 THE FOURTH AMENDMENT      REVOLVING CREDIT
       NAME OF LENDER               EFFECTIVE DATE            COMMITMENT

Bank of Montreal, Chicago Branch      $20,876,190.48         $2,250,000.00

Union Bank of California, N.A.         $5,219,047.62           $562,500.00

Bank of the West                       $5,219,047.62           $562,500.00

TOTAL                                 $31,314,285.72         $3,375,000.00
                                      ==============         =============

                                 SCHEDULE 5.1
                           EXISTING LETTERS OF CREDIT


     L/C #         AMOUNT      EXPIRY DATE           BENEFICIARY


BMCH154978OS    $1,375,000       10/31/08       Travelers Indemnity Company

BMCH166063OS    $1,000,000        2/29/08       Evercom International
Limited